EXHIBIT 5.1

1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Tel 215.665.8500
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www.ballardspahr.com

January 28, 2021

TransEnterix, Inc. 635 Davis Drive, Suite 300 Morrisville, NC 27560

Re:	TransEnterix, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the preparation and filing of a prospectus supplement, dated January 26, 2021 (the “Prospectus Supplement”), relating to the offering by the Company of 23,083,333 shares (the “Closing Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and of up to 3,462,499 shares of Common Stock (the “Option Shares” and together with the Closing Shares, the “Shares”), issuable upon exercise of the Underwriters’ over-allotment option, if any, which Shares are registered under the Registration Statement on Form S-3 (File No. 333-236200), filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2020, under the Securities Act of 1933, as amended (the “Act”) and declared effective by the SEC on February 10, 2020 (the “Prior Registration Statement”), and the related registration statement (File No. 333-252451) filed pursuant to Rule 462(b) promulgated under the Securities Act on January 26, 2021 (the “Related Registration Statement,” and together with the Prior Registration Statement, the “Registration Statement”).

The Shares are to be sold by the Company pursuant to an Amended and Restated Underwriting Agreement dated January 26, 2021 (the “Underwriting Agreement”) entered into by and between the Company and H.C. Wainwright & Co., LLC as representative of the several underwriters, if any, named in Schedule I to the Underwriting Agreement (the “Underwriter”), a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the Prospectus Supplement and the prospectus contained within the Registration Statement; (v) the Underwriting Agreement; (vi) such corporate records, agreements, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth; and (vii) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

TransEnterix, Inc.

January 28, 2021

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Closing Shares and the Option Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

The opinion expressed above is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP